UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2007
BALLY TOTAL FITNESS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois		60631

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (773) 380-3000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 2.02 Results of Operations and Financial Condition.
     On March 15, 2007, Bally Total Fitness Holding Corporation (the “Company”) filed a Form 12b-25 with the Securities and Exchange Commission (the “SEC”) to report that it is unable to file its Annual Report on Form 10-K for the year ended December 31, 2006 (“2006 Form 10-K”) by March 16, 2007. The Company at this time is unable to determine when it will file its 2006 Form 10-K.
     The Company announced the filing of the Form 12b-25 in a press release dated March 15, 2007. A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.
     The information in this item shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Item 2.06 Material Impairments.
     On March 12, 2007, the Company concluded that it is required to record an adjustment (impairment charge) of approximately $35 to $37 million to reduce the carrying values of certain of its long-lived assets, primarily leasehold improvements to the Company’s fitness clubs, to the lower of their respective carrying or fair values. This adjustment reflects the Company’s current estimate of the future cash flows associated with the utilization of these assets, including relevant data such as recent, lower estimates of operating cash contribution, increasing cost of capital, and updated projections regarding the deployment of capital into the business in the form of future capital expenditures, reflecting the Company’s fitness club footprint analysis. The Company has not reached a final conclusion as to the amount of the impairment described above and there can be no assurance that the final impairment charge will not differ from this estimate by a material amount. Accordingly, the above information on impairment of assets is preliminary until the Company’s financial statements for the year ended December 31, 2006 are finalized. The Company does not expect the impairment adjustment to result in future cash expenditures.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 12, 2007, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved payments of annual incentive compensation for fiscal 2006 applicable to certain of the Company’s named executive officers. These bonus awards were approved because of the need to retain employees critical to the operation and management of the Company’s ongoing business in light of its current financial condition. The Compensation Committee considered the Company’s cash and financial position, as well as the potential effect of bonus awards on covenant compliance under the Company’s Amended and Restated Credit Agreement, and set the aggregate amount of the corporate bonus pool for 2006. The Compensation Committee compared this amount to the sum of the target bonus levels for all of the Company’s corporate employees and concluded that the corporate bonus pool represented approximately 60% of the sum of individual target bonus levels. Corporate employees who are not part of executive management were generally awarded bonuses of approximately 60% of their individual target bonus levels. The remaining value of the corporate bonus pool was equal to approximately 60% of the sum of the executive managers’ target bonus levels. The Compensation Committee then reviewed the 2006 performance levels of each executive manager and subjectively determined the amounts of the bonus awards for each executive. No executive manager received more that 100% of his or her target bonus level. Messrs. Barry Elson, the Company’s acting Chief Executive Officer, Don Kornstein, interim Chairman of the Company’s Board of Directors, and Ronald Eidell, Senior Vice President and Chief Financial Officer, were not eligible for and did not receive bonuses relating to their service in 2006.
     In accordance with these parameters, the Compensation Committee awarded annual bonus payments for 2006 to the named executive officers listed below as follows:

NAME	TITLE	2006 BONUS

Marc D. Bassewitz	Senior Vice President, Secretary and General Counsel	$175,000
John H. Wildman	Senior Vice President and Chief Operating Officer	$150,000
James A. McDonald	Senior Vice President and Chief Marketing Officer	$95,000

Item 8.01 Other Events.
     Legal Proceedings
     Putative Securities Class Actions
     Between May and July 2004, ten putative securities class actions, now consolidated and designated In re Bally Total Fitness Securities Litigation, were filed in the United States District Court for the Northern District of Illinois against the Company and certain of its former and current officers and directors. Each of these substantially similar lawsuits alleged that the defendants violated Sections 10(b) and/or 20(a) of the Exchange Act, as well as Rule 10b-5 thereunder, in connection with the Company’s proposed restatement of its financial statements.
     On March 15, 2005, the Court appointed a lead plaintiff and on May 23, 2005 the Court appointed lead plaintiff’s counsel. By stipulation of the parties, the consolidated lawsuit was stayed pending restatement of the Company’s financial statements in November 2005. On December 30, 2005, plaintiffs filed an amended consolidated complaint, asserting claims on behalf of a putative class of persons who purchased Bally stock between August 3, 1999 and April 28, 2004. The Court granted defendants’ motions to dismiss the amended consolidated complaint and dismissed the complaint in its entirety on July 12, 2006 without prejudice to plaintiffs filing an amended complaint on or before August 14, 2006. An amended complaint was filed on August 14, 2006. The Company filed a motion to dismiss the amended complaint on September 28, 2006. On February 20, 2007, the Court issued a Memorandum Opinion and Order dismissing all claims against all defendants with prejudice. The Court entered final judgment in favor of defendants on February 21, 2007. The deadline for filing an appeal is March 23, 2007.
     Individual Securities Action in Illinois.
     On March 15, 2006, a lawsuit captioned Levine v. Bally Total Fitness Holding Corporation, et al., Case No. 06 C 1437 was filed in the United States District Court for the Northern District of Illinois against the Company, certain of its former and current officers and directors, and its former outside audit firm, Ernst & Young, LLP. Plaintiff’s complaint alleges violations of Sections 10(b), 18 and 20(a) of the Exchange Act, SEC Rule 10b-5, and the Illinois Consumer Fraud and Deceptive Practices Act, as well common law fraud in connection with the Company’s restatement. The Court found this action related to the consolidated securities class action discussed above, and transferred it to the judge before whom the putative class action cases were pending. After defendants filed motions to dismiss the complaint and after the Court granted motions to dismiss the class action cases, plaintiff moved for leave to amend its complaint. On July 19, 2006, the Court denied plaintiff’s motion and ordered completion of briefings on defendant’s motions to dismiss on statute of limitations issues. On September 29, 2006, the Court granted defendant’s motion to dismiss plaintiff’s Section 18 claim as untimely, denied the motion as to Sections 10(b) and 20(a), dismissed Ernst & Young, LLP as a defendant and granted plaintiff leave to amend his complaint. An amended complaint was filed on November 3, 2006. Bally filed a motion to dismiss the amended complaint on January 5, 2007, briefing of which was completed on March 12, 2007. It is not yet possible to determine the ultimate outcome of this action.
     Insurance Rescission Actions
     On April 6, 2006, an excess director and officer liability insurance provider filed a complaint captioned RLI Insurance Company v. Bally Total Fitness Holding Corporation; Holiday Universal, Inc.; George N. Aronoff; Paul Toback; John H. Dwyer; Lee S. Hillman; Stephen C. Swid; James McAnally; J. Kenneth Looloian; Liza M. Walsh; Annie P. Lewis, as Executor of the Estate of Aubrey C. Lewis, Deceased; Theodore Noncek; Geoff Scheitlin; John H. Wildman; John W. Rogers, Jr.; and Martin E. Franklin, Case No. 06CH06892 in the circuit court of Cook County, Illinois, County Department Chancery Division. The complaint alleged that financial information included in the Company’s applications for director and officer liability insurance in the 2002-2003 policy year was materially false and misleading. Plaintiff requested the Court to declare the Company’s excess policy for the year 2002-2003 void, voidable and/or subject to rescission. Defendants filed motions to dismiss or stay the proceedings on July 10, 2006, and a motion for advancement of defense costs and to compel interim funding on October 20, 2006. On November 16, 2006, the Court granted defendants’ motion to dismiss. Notwithstanding the dismissal of this case, the Company has not received any payments from RLI Insurance Company for invoices that it has tendered in respect of outstanding claims.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 Press release, dated March 15, 2007, announcing filing of Form 12b-25.

     Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION
Registrant
Dated: March 15, 2007	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel